EXHIBIT 23.1


                         [Letterhead of Waring Cox, PLC]


                                 August 25, 1999

Catherines Stores Corporation
3742 Lamar Avenue
Memphis, Tennessee  38118

         Re:  Registration Statement Form S-8

Gentlemen:

     We have acted as counsel to Catherines Stores Corporation, a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's 1994 Omnibus Incentive Plan, as amended, (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

         We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Tennessee and is duly authorized to carry on the business in which it is engaged.

         2. The Plan has been duly and validly authorized and adopted, and the 500,000 shares of Common Stock of the Company, $0.01 par value (the "Shares") that may be issued and sold from time to time upon the exercise of options granted in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.


     We do not purport to cover herein the application of the securities laws of various states to sales of the Shares.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ WARING COX, PLC
                                                     -------------------
SDC/hll

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EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into the Registration Statement (on Form S-8) pertaining to the Catherines Stores Corporation 1994 Omnibus Incentive Plan, As Amended, of our reports dated March 8, 1999, incorporated by reference in Catherines Stores Corporation's Form 10-K for the year ended January 30, 1999, and to all references to our firm included in this Registration Statement.


ARTHUR ANDERSEN LLP
Memphis, Tennessee
August 25, 1999


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